SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2011

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Citizens Community Bancorp, Inc. (the "Company") was held on February 24, 2011.  A total of 5,113,258 shares of common stock were eligible to vote at the annual meeting.  The matters voted on at the annual meeting were as follows:

1.   Election of Directors:

The following individuals were nominated for election to the Board of Directors for a term of three years expiring at the 2014 annual meeting of stockholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Richard McHugh	1,745,998	200,363	2,583,151
Thomas C. Kempen	1,744,556	201,805	2,583,151

The nominations were made by the Board of Directors and no other nominations were made by any stockholder. The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

The terms of the following directors continued after the meeting: Brian R. Schilling, David B. Westgate and Timothy A. Nettesheim.

2.   Selection of Auditors:

The stockholders voted to ratify the appointment by the Company's Audit Committee of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,390,844	123,572	15,096	--

3.   Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The stockholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the 2011 Annual Meeting of Stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,760,978	164,826	20,557	2,583,151

4.   Advisory (non-binding) vote on the frequency of the advisory vote on the executive compensation of the Company's named executive officers:

The stockholders voted to recommend that the Company include an advisory vote on the compensation of the Company's named executive officers pursuant to the rules of the Securities and Exchange Commission every three years.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
816,299	179,277	892,341	58,444	2,583,151

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
Date:  March 1, 2011
BY /s/ Edward H. Schaefer
      Edward H. Schaefer, Chief Executive Officer